U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    __________________________________________

                                     FORM 8-K

                    __________________________________________

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                  Date of Earliest Event reported: July 10, 1998


                            GLOBAL MEDIA CORPORATION
                         ______________________________

                       (Name of Registrant in its Charter)


                           Commission file No. 0-23491

               I.R.S. Employer identification Number: 91-1842480


                               83 Victoria Crescent
                           Nanaimo, BC, Canada V9R 5B9
                        __________________________________

                             (Registrant's Address)

                   Dean Meloni, Vice President of Operations
                      Aaron Stone, Sr. Accounts Executive
                             Global Media Corporation
                               83 Victoria Crescent
                            Nanaimo, BC, Canada V9R 5B9
                             Telephone: (888) 322-2282

ITEM 5: OTHER EVENTS

     On July 10, 1998, the Registrant issued a press release reporting the following events:

     Global Media has formed the wholly owned subsidiary Global Media (CANADA) Entertainment Corporation. The company will act as it own production facility to develop, produce, acquire and distribute its own and other products: films, videos, music CD's and magazines for worldwide distribution. The company will produce and co-produce as well as acquire other completed productions for distribution in its worldwide network. A majority of this distribution will be done through its Internet/media communications center but not limited to or exclusive to the Internet.

     Global Media Corporation is a reporting company pursuant to the Securities Exchange Act of 1934, which filed its Form 10-SB with the U.S. Securities and Exchange Commission ("SEC") on December 2, 1997. Included were three years of audited financial statements that can be viewed on the Registrant's Website at www.globalmediacorp.com or on the SEC's EDGAR Database. The Registrant also has a current interim financial report for the quarter ending April 30, 1998. The Registrant intends to list its shares for trading under the symbol GLMC on the OTC Electronic Bulletin board after completing the process of review of its Form 10-SB by the SEC.

     The company has appointed the following two persons who will greatly help to achieve its entry into distribution and production.

     Michael Mazo has been appointed to Global Media as an officer of the company and will act as the executive in charge of all production. Mr. Mazo comes to Global Media with over 20 years of production experience and has also directed ten feature films. His resume can be found on the Website under Global Media Entertainment Management.

     Mr. John A. Curtis has accepted an invitation to join Global Media as a director and brings to the company over 15 years of film production and distribution expertise. Mr. Curtis recently completed the production of the feature film LASER HAWK with Alliance Pictures Canada. Mr. Curtis was the President and CEO of North American Releasing, a motion picture distribution company. He served in this position for 10 years and continues to be very active in the industry.

     Global Media will pay special attention to the motion picture industry and multi-media Internet distribution. The company has built a distribution/media communications facility whereby Global Media will distribute films, home video, music CD's and magazine subscriptions.

     Global Entertainment is currently reviewing for option, purchase and lease available space in Vancouver to increase the already attractive and compatible working environment of the film business in the province of British Columbia.

     Management currently intends for the facility to have the ability to create working environments for all technical, artistic, post-production and production personnel and all support trades in the motion picture industry. Management believes that the studio space will generate revenues on square footage and service related rates (i.e.: telephone, electrical), in addition to its own production base and charging out time of its in-house production facilities (off-line suites, screening rooms and theatrical mixing facilities).

     Global continues to focus on the distribution of products (entertainment) through emerging technologies. Distribution would be integrated with the Global Communications Center using existing infrastructure and technology. Global Media's 6000 sq. ft. media center has a distribution facility to market the products it either produces or acquires. The existing infrastructure was built in 1997 and continues to grow in an expanding high tech distribution market.

This Firm 8-K may contain forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934 and is subject to safe harbor created by those sections. Actual results may differ materially due to a number of risks, including: the technological and operational challenges of developing the company's abilities to market the services and future customer acceptance and demand for the service.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

July 13, 1998

GLOBAL MEDIA CORPORATION
/s/ Michael Metcalfe
MICHAEL METCALFE, President and Director